INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Third Quarter 2025 Results
INDIANA, Pa., - October 23, 2025 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $35.0 million, or $0.91 per diluted share, for the third quarter of 2025 compared to net income of $31.9 million, or $0.83 per diluted share, for the second quarter of 2025 and net income of $32.6 million, or $0.85 per diluted share, for the third quarter of 2024.
Third Quarter of 2025 Highlights:
•Strong return metrics with return on average assets (ROA) of 1.42%, return on average equity (ROE) of 9.48% and return on average tangible equity (ROTE) (non-GAAP) of 12.81% compared to ROA of 1.32%, ROE of 8.91% and ROTE (non-GAAP) of 12.12% for the second quarter of 2025.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) increased 16 basis points to 1.89% compared to 1.73% for the second quarter of 2025.
•Net interest income growth of $2.6 million, or 3.00%, and net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) expansion of 5 basis points to 3.93% compared to 3.88% in the second quarter of 2025.
•Total portfolio loans increased $46.6 million, or 2.33% annualized, compared to June 30, 2025.
•Net charge-offs were $2.4 million, or 0.12% of average loans, compared to net charge-offs of $1.2 million, or 0.06% of average loans, in the second quarter of 2025.
"We delivered another solid quarter with strong return metrics thanks to the efforts of our team and their commitment to our people-forward banking purpose," said Chris McComish, chief executive officer. "Our results reflect improving revenue gains supported by net interest margin expansion. We continue to build robust capital levels which provide us financial flexibility for future growth."
Net Interest Income
Net interest income increased $2.6 million, or 3.00%, to $89.2 million in the third quarter of 2025 compared to $86.6 million in the second quarter of 2025. Average interest-earning assets increased $88.2 million to $9.1 billion in the third quarter of 2025 compared to $9.0 billion in the second quarter of 2025. NIM (FTE) (non-GAAP) expanded 5 basis points to 3.93% compared to 3.88% in the prior quarter. The yield on average total interest-earning assets increased 1 basis point to 5.77% compared to 5.76% in the second quarter of 2025. Total interest-bearing liability costs decreased 3 basis points to 2.81% compared to 2.84% in the second quarter of 2025 mainly due to the repricing of certificates of deposits.
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S&T Earnings Release - 2

Asset Quality
The allowance for credit losses, or ACL, was $98.2 million, or 1.23% of total portfolio loans, at September 30, 2025 compared to $98.6 million, or 1.24%, at June 30, 2025. The provision for credit losses was $2.8 million for the third quarter of 2025 compared to $2.0 million in the second quarter of 2025. Net charge-offs were $2.4 million, or 0.12% of average loans, compared to net charge-offs of $1.2 million, or 0.06% of average loans in the second quarter of 2025. Nonperforming assets (NPAs) increased $28.3 million to $49.6 million, or 0.62% of total loans plus OREO, compared to $21.3 million, or 0.27%, at June 30, 2025. Total NPAs remain at a manageable level.
Noninterest Income and Expense
Noninterest income was relatively unchanged at $13.8 million in the third quarter of 2025 compared to $13.5 million in the second quarter of 2025. Total noninterest expense decreased $1.7 million to $56.4 million compared to $58.1 million in the second quarter of 2025. Salaries and employee benefits decreased $0.7 million primarily related to lower incentive and medical costs compared to the second quarter of 2025. Professional services and legal decreased $0.5 million due to lower consulting fees compared to the second quarter of 2025.
Financial Condition
Total assets were $9.8 billion at both September 30, 2025 and June 30, 2025. Total portfolio loans increased $46.6 million, or 2.33% annualized, compared to June 30, 2025. The commercial loan portfolio increased $9.9 million with growth in commercial real estate of $133.5 million offset by decreases in commercial construction of $77.6 million and a decrease in commercial and industrial of $46.0 million compared to June 30, 2025. The consumer loan portfolio increased $36.6 million compared to June 30, 2025 primarily as a result of growth in residential mortgage of $21.6 million and in home equity of $17.7 million. Total deposits increased $1.0 million, or 0.05% annualized, compared to June 30, 2025. Noninterest-bearing demand increased $6.4 million, interest-bearing demand $7.7 million and CDs $39.8 million, offset by decreases in money market of $41.6 million and savings of $11.2 million compared to June 30, 2025.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
Conference Call
S&T will host its third quarter 2025 earnings conference call live via webcast at 1:00 p.m. ET, Thursday, October 23, 2025. To access the webcast, go to S&T Bancorp Inc.’s Investor Relations webpage stbancorp.com. After the live presentation, the webcast will be archived at stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.8 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and
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S&T Earnings Release - 3

liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and other employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2024, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking
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S&T Earnings Release - 4

statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio on an FTE basis, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	2025	2025	2024
	Third	Second	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$120,321	$117,696	$120,907
Investment Securities:
Taxable	10,994	10,846	10,221
Tax-exempt	34	35	165
Dividends	274	329	181
Total Interest and Dividend Income	131,623	128,906	131,474

INTEREST EXPENSE
Deposits	39,864	39,056	42,493
Borrowings, junior subordinated debt securities and other	2,518	3,278	4,504
Total Interest Expense	42,382	42,334	46,997

NET INTEREST INCOME	89,241	86,572	84,477
Provision for credit losses	2,792	1,974	(454)
Net Interest Income After Provision for Credit Losses	86,449	84,598	84,931

NONINTEREST INCOME
Loss on sale of securities	—	—	(2,199)
Debit and credit card	4,722	4,588	4,688
Service charges on deposit accounts	4,175	4,090	4,181
Wealth management	3,118	3,042	3,071
Other	1,748	1,780	2,136
Total Noninterest Income	13,763	13,500	11,877

NONINTEREST EXPENSE
Salaries and employee benefits	32,180	32,907	31,274
Data processing and information technology	4,901	4,847	5,003
Occupancy	4,014	4,024	3,828
Furniture, equipment and software	3,225	3,352	3,410
Other taxes	2,088	2,088	1,874
Marketing	1,255	1,490	1,382
Professional services and legal	1,199	1,739	1,229
FDIC insurance	1,071	1,062	1,054
Other noninterest expense	6,443	6,605	6,311
Total Noninterest Expense	56,376	58,114	55,365
Income Before Taxes	43,836	39,984	41,443
Income tax expense	8,874	8,084	8,853
Net Income	$34,962	$31,900	$32,590

Per Share Data
Shares outstanding at end of period	38,350,500	38,345,448	38,259,730
Average shares outstanding - diluted	38,595,118	38,637,400	38,560,409
Diluted earnings per share	$0.91	$0.83	$0.85
Dividends declared per share	$0.34	$0.34	$0.33
Dividend yield (annualized)	3.62%	3.60%	3.15%
Dividends paid to net income	37.35%	41.30%	38.77%
Book value	$38.47	$37.70	$35.96
Tangible book value (non-GAAP) (1)	$28.69	$27.90	$26.13
Market value	$37.59	$37.82	$41.97

Profitability Ratios (Annualized)
Return on average assets	1.42%	1.32%	1.35%
Return on average shareholders' equity	9.48%	8.91%	9.58%
Return on average tangible shareholders' equity (non-GAAP)(2)	12.81%	12.12%	13.35%
Pre-provision net revenue / average assets (non-GAAP)(3)	1.89%	1.73%	1.78%
Efficiency ratio (FTE) (non-GAAP)(4)	54.41%	57.73%	55.88%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	Nine Months Ended September 30,
(dollars in thousands, except per share data)	2025	2024
INTEREST AND DIVIDEND INCOME
Loans, including fees	$352,357	$359,048
Investment Securities:
Taxable	31,913	27,577
Tax-exempt	226	526
Dividends	881	842
Total Interest and Dividend Income	385,377	387,993

INTEREST EXPENSE
Deposits	117,274	118,784
Borrowings, junior subordinated debt securities and other	8,967	17,661
Total Interest Expense	126,241	136,445

NET INTEREST INCOME	259,136	251,548
Provision for credit losses	1,726	2,595
Net Interest Income After Provision for Credit Losses	257,410	248,953

NONINTEREST INCOME
Loss on sale of securities	(2,295)	(5,346)
Debit and credit card	13,498	13,636
Service charges on deposit accounts	12,227	12,098
Wealth management	9,244	9,108
Other	5,018	8,516
Total Noninterest Income	37,692	38,012

NONINTEREST EXPENSE
Salaries and employee benefits	94,940	91,174
Data processing and information technology	14,678	14,172
Occupancy	12,340	11,347
Furniture, equipment and software	10,060	10,264
Other Taxes	5,670	5,178
Marketing	4,360	4,729
Professional services and legal	4,224	4,352
FDIC insurance	3,173	3,156
Other noninterest expense	20,136	19,121
Total Noninterest Expense	169,581	163,493
Income Before Taxes	125,521	123,472
Income tax expense	25,258	25,272

Net Income	$100,263	$98,200

Per Share Data
Average shares outstanding - diluted	38,611,041	38,566,858
Diluted earnings per share	$2.60	$2.55
Dividends declared per share	$1.02	$0.99
Dividends paid to net income	39.15%	38.66%

Profitability Ratios (annualized)
Return on average assets	1.38%	1.37%
Return on average shareholders' equity	9.35%	9.97%
Return on average tangible shareholders' equity (non-GAAP)(5)	12.73%	14.06%
Pre-provision net revenue / average assets (non-GAAP)(6)	1.78%	1.79%
Efficiency ratio (FTE) (non-GAAP)(7)	56.35%	55.68%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2025	2025	2024
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$196,228	$203,118	$228,090
Securities available for sale, at fair value	1,001,149	1,021,183	1,011,312
Loans held for sale	—	—	307
Commercial loans:
Commercial real estate	3,653,790	3,520,294	3,327,895
Commercial and industrial	1,466,075	1,512,027	1,548,172
Commercial construction	320,190	397,785	386,509
Total Commercial Loans	5,440,055	5,430,106	5,262,576
Consumer loans:
Residential mortgage	1,700,636	1,678,992	1,612,629
Home equity	698,886	681,143	645,966
Installment and other consumer	102,600	100,177	105,235
Consumer construction	38,830	44,016	62,648
Total Consumer Loans	2,540,952	2,504,328	2,426,478
Total Portfolio Loans	7,981,007	7,934,434	7,689,054
Allowance for credit losses	(98,155)	(98,580)	(104,321)
Total Portfolio Loans, Net	7,882,852	7,835,854	7,584,733
Federal Home Loan Bank and other restricted stock, at cost	15,042	15,817	11,484
Goodwill	373,424	373,424	373,424
Other Intangible assets, net	2,450	2,656	3,173
Other assets	346,338	358,017	371,424
Total Assets	$9,817,483	$9,810,069	$9,583,947

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,188,699	$2,182,346	$2,157,537
Interest-bearing demand	745,904	738,251	773,224
Money market	2,194,702	2,236,298	2,074,095
Savings	868,019	879,254	879,653
Certificates of deposit	1,924,619	1,884,771	1,770,332
Total Deposits	7,921,943	7,920,920	7,654,841

Borrowings:
Short-term borrowings	135,000	150,000	225,000
Long-term borrowings	50,836	50,856	64,015
Junior subordinated debt securities	49,463	49,448	49,403
Total Borrowings	235,299	250,304	338,418
Other liabilities	184,775	193,352	214,934
Total Liabilities	8,342,017	8,364,576	8,208,193

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,475,466	1,445,493	1,375,754
Total Liabilities and Shareholders’ Equity	$9,817,483	$9,810,069	$9,583,947

Capitalization Ratios
Shareholders' equity / assets	15.03%	14.73%	14.35%
Tangible common equity / tangible assets (non-GAAP)(9)	11.65%	11.34%	10.86%
Tier 1 leverage ratio	12.33%	12.18%	11.70%
Common equity tier 1 capital	14.75%	14.59%	14.37%
Risk-based capital - tier 1	15.06%	14.91%	14.70%
Risk-based capital - total	16.63%	16.48%	16.28%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2025		2025		2024
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (non-GAAP) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$128,236	4.43%	$120,156	4.46%	$200,301	5.44%
Securities, at fair value	1,011,624	3.80%	1,011,629	3.79%	990,375	3.12%
Loans held for sale	18	6.88%	—	0.00%	20	6.77%
Commercial real estate	3,564,071	5.86%	3,477,321	5.88%	3,298,619	5.96%
Commercial and industrial	1,485,816	6.78%	1,519,133	6.71%	1,566,145	7.39%
Commercial construction	379,167	6.97%	382,363	6.94%	406,321	7.82%
Total Commercial Loans	5,429,054	6.19%	5,378,817	6.19%	5,271,085	6.53%
Residential mortgage	1,688,697	5.33%	1,674,231	5.26%	1,589,791	5.11%
Home equity	687,639	6.35%	670,066	6.37%	642,384	7.01%
Installment and other consumer	100,551	7.85%	99,550	7.88%	103,390	8.65%
Consumer construction	40,612	6.73%	41,025	6.82%	62,998	6.42%
Total Consumer Loans	2,517,499	5.73%	2,484,872	5.69%	2,398,563	5.81%
Total Portfolio Loans	7,946,553	6.04%	7,863,689	6.03%	7,669,648	6.30%
Total Loans	7,946,571	6.04%	7,863,689	6.03%	7,669,668	6.30%
Total other earning assets	13,808	7.63%	16,537	7.70%	15,413	6.21%
Total Interest-earning Assets	9,100,239	5.77%	9,012,011	5.76%	8,875,757	5.93%
Noninterest-earning assets	699,840		712,891		744,609
Total Assets	$9,800,079		$9,724,902		$9,620,366

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$742,817	0.99%	$763,687	1.01%	$785,854	1.11%
Money market	2,247,331	3.06%	2,188,771	3.04%	2,051,754	3.40%
Savings	873,968	0.72%	880,448	0.69%	891,952	0.75%
Certificates of deposit	1,915,006	3.96%	1,872,329	4.07%	1,825,530	4.60%
Total Interest-bearing Deposits	5,779,122	2.74%	5,705,235	2.75%	5,555,090	3.04%
Short-term borrowings	73,538	4.53%	135,659	4.63%	202,500	4.88%
Long-term borrowings	50,846	3.80%	50,866	3.80%	40,383	4.47%
Junior subordinated debt securities	49,454	7.08%	49,439	7.12%	49,394	8.11%
Total Borrowings	173,838	5.04%	235,964	4.97%	292,277	5.37%
Total Other Interest-bearing Liabilities	28,049	4.36%	32,202	4.39%	41,038	5.36%
Total Interest-bearing Liabilities	5,981,009	2.81%	5,973,401	2.84%	5,888,405	3.17%
Noninterest-bearing liabilities	2,355,972		2,315,213		2,377,914
Shareholders' equity	1,463,098		1,436,288		1,354,047
Total Liabilities and Shareholders' Equity	$9,800,079		$9,724,902		$9,620,366

Net Interest Margin (FTE) (non-GAAP)(10)		3.93%		3.88%		3.82%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	Nine Months Ended September 30,
(dollars in thousands)	2025		2024
Net Interest Margin (FTE) (non-GAAP) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$125,708	4.45%	$162,957	5.54%
Securities, at fair value	1,004,633	3.73%	972,941	2.96%
Loans held for sale	7	6.23%	74	7.14%
Commercial real estate	3,479,614	5.85%	3,336,689	5.95%
Commercial and industrial	1,513,214	6.73%	1,599,528	7.37%
Commercial construction	378,819	6.95%	382,177	7.78%
Total Commercial Loans	5,371,647	6.18%	5,318,394	6.51%
Residential mortgage	1,674,472	5.27%	1,532,410	5.02%
Home equity	670,399	6.34%	645,055	7.01%
Installment and other consumer	99,839	7.90%	106,523	8.64%
Consumer construction	42,248	6.81%	68,504	5.98%
Total Consumer Loans	2,486,958	5.69%	2,352,492	5.75%
Total Portfolio Loans	7,858,605	6.02%	7,670,886	6.28%
Total Loans	7,858,612	6.02%	7,670,960	6.28%
Total other earning assets	15,694	7.34%	20,260	6.87%
Total Interest-earning Assets	9,004,647	5.75%	8,827,118	5.90%
Noninterest-earning assets	713,016		746,295
Total Assets	$9,717,663		$9,573,413

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$761,804	1.00%	$812,443	1.12%
Money market	2,175,399	3.02%	1,970,539	3.27%
Savings	879,645	0.69%	915,643	0.69%
Certificates of deposit	1,882,923	4.11%	1,746,498	4.51%
Total Interest-bearing deposits	5,699,771	2.75%	5,445,123	2.91%
Short-term borrowings	108,811	4.61%	290,602	5.17%
Long-term borrowings	50,866	3.80%	39,571	4.51%
Junior subordinated debt securities	49,439	7.12%	49,379	8.17%
Total Borrowings	209,116	5.01%	379,552	5.49%
Total Other Interest-bearing Liabilities	34,667	4.39%	50,303	5.40%
Total Interest-bearing Liabilities	5,943,554	2.84%	5,874,978	3.10%
Noninterest-bearing liabilities	2,340,420		2,382,352
Shareholders' equity	1,433,689		1,316,083
Total Liabilities and Shareholders' Equity	$9,717,663		$9,573,413

Net Interest Margin (FTE) (non-GAAP)(8)		3.87%		3.84%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	2025		2025		2024
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$27,964	0.77%	$3,967	0.11%	$14,877	0.45%
Commercial and industrial	9,826	0.67%	5,459	0.36%	5,789	0.37%
Commercial construction	869	0.27%	869	0.22%	3,416	0.88%
Total Nonaccrual Commercial Loans	38,659	0.71%	10,295	0.19%	24,082	0.46%
Consumer loans:
Residential mortgage	7,005	0.41%	7,239	0.43%	4,478	0.28%
Home equity	3,790	0.54%	3,593	0.53%	3,065	0.47%
Installment and other consumer	164	0.16%	185	0.18%	264	0.25%
Total Nonaccrual Consumer Loans	10,959	0.43%	11,017	0.44%	7,807	0.32%
Total Nonaccrual Loans	$49,618	0.62%	$21,312	0.27%	$31,889	0.41%

	2025	2025	2024
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$3,053	$1,656	$2,440
Recoveries	(639)	(498)	(303)
Net Loan Charge-offs	$2,414	$1,158	$2,137

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$106	($16)	$47
Commercial and industrial	2,142	331	1,255
Commercial construction	(9)	89	—
Total Commercial Loan Charge-offs	2,239	404	1,302
Consumer loans:
Residential mortgage	32	13	(5)
Home equity	9	160	580
Installment and other consumer	134	581	260
Total Consumer Loan Charge-offs	175	754	835
Total Net Loan Charge-offs	$2,414	$1,158	$2,137
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	Nine Months Ended September 30,
(dollars in thousands)	2025	2024
Loan Charge-offs (Recoveries)
Charge-offs	$5,593	$10,224
Recoveries	(2,048)	(1,885)
Net Loan Charge-offs	$3,545	$8,339

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	($56)	$4,906
Commercial and industrial	2,627	1,547
Commercial construction	110	—
Total Commercial Loan Charge-offs	2,681	6,453
Consumer loans:
Residential mortgage	58	35
Home equity	188	959
Installment and other consumer	618	892
Total Consumer Loan Charge-offs	864	1,886
Total Net Loan Charge-offs	$3,545	$8,339

	2025	2025	2024
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$49,618	$21,312	$31,889
OREO	8	—	—
Total nonperforming assets	49,626	21,312	31,889
Nonaccrual loans / total loans	0.62%	0.27%	0.41%
Nonperforming assets / total loans plus OREO	0.62%	0.27%	0.41%
Allowance for credit losses / total portfolio loans	1.23%	1.24%	1.36%
Allowance for credit losses / nonaccrual loans	198%	463%	327%
Net loan charge-offs	$2,414	$1,158	$2,138
Net loan charge-offs (annualized) / average loans	0.12%	0.06%	0.11%

	Nine Months Ended September 30,
(dollars in thousands)	2025	2024
Asset Quality Data
Net loan charge-offs	$3,545	$8,339
Net loan charge-offs (annualized) / average loans	0.06%	0.15%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2025	2025	2024
	Third	Second	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,475,466	$1,445,493	$1,375,754
Less: goodwill and other intangible assets, net of deferred tax liability	(375,359)	(375,522)	(375,931)
Tangible common equity (non-GAAP)	$1,100,107	$1,069,971	$999,823
Common shares outstanding	38,350,500	38,345,448	38,259,730
Tangible book value (non-GAAP)	$28.69	$27.90	$26.13
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$138,708	$127,951	$129,652
Plus: amortization of intangibles (annualized), net of tax	649	653	893
Net income before amortization of intangibles (annualized)	$139,357	$128,604	$130,545

Average total shareholders' equity	$1,463,098	$1,436,288	$1,354,047
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,446)	(375,572)	(376,048)
Average tangible equity (non-GAAP)	$1,087,652	$1,060,716	$977,999
Return on average tangible shareholders' equity (non-GAAP)	12.81%	12.12%	13.35%
Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$43,836	$39,984	$41,443
Plus: net loss on sale of securities	—	—	2,199
Less: gain on Visa Class B-1 exchange	—	—	(150)
Plus: Provision for credit losses	2,792	1,974	(454)
Total	$46,628	$41,958	$43,038
Total (annualized) (non-GAAP)	$184,992	$168,293	$171,216
Average assets	$9,800,079	$9,724,902	$9,620,366
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.89%	1.73%	1.78%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (FTE) (non-GAAP)
Noninterest expense	$56,376	$58,114	$55,365

Net interest income per consolidated statements of net income	$89,241	$86,572	$84,477
Plus: taxable equivalent adjustment	602	590	671
Net interest income (FTE) (non-GAAP)	89,843	87,162	85,148
Noninterest income	13,763	13,500	11,877
Plus: net loss on sale of securities	—	—	2,199
Less: gain on Visa Class B-1 exchange	—	—	(150)
Net interest income (FTE) (non-GAAP) plus noninterest income	$103,606	$100,662	$99,074
Efficiency ratio (FTE) (non-GAAP)	54.41%	57.73%	55.88%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

	Nine Months Ended September 30,
(dollars in thousands)	2025	2024
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$134,051	$131,172
Plus: amortization of intangibles (annualized), net of tax	690	919
Net income before amortization of intangibles (annualized)	$134,741	$132,091

Average total shareholders' equity	$1,433,689	$1,316,083
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,585)	(376,283)
Average tangible equity (non-GAAP)	$1,058,104	$939,800
Return on average tangible shareholders' equity (non-GAAP)	12.73%	14.06%
Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$125,521	$123,472
Plus: net losses on sale of securities	2,295	5,346
Less: gain on Visa Class B-1 exchange	—	(3,306)
Plus: Provision for credit losses	1,726	2,595
Total	$129,542	$128,107
Total (annualized) (non-GAAP)	$173,197	$171,121
Average assets	$9,717,663	$9,573,413
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.78%	1.79%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement, to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (FTE) (non-GAAP)
Noninterest expense	$169,581	$163,493

Net interest income per consolidated statements of net income	$259,136	$251,548
Plus: taxable equivalent adjustment	1,810	2,045
Net interest income (FTE) (non-GAAP)	260,946	253,593
Noninterest income	37,692	38,012
Plus: net losses on sale of securities	2,295	5,346
Less: gain on Visa Class B-1 exchange	—	(3,306)
Net interest income (FTE) (non-GAAP) plus noninterest income	$300,933	$293,645
Efficiency ratio (FTE) (non-GAAP)	56.35%	55.68%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(8) Net Interest Margin (FTE) (non-GAAP)
Interest income and dividend income	$385,377	$387,993
Less: interest expense	(126,241)	(136,445)
Net interest income per consolidated statements of net income	259,136	251,548
Plus: taxable equivalent adjustment	1,810	2,045
Net interest income (FTE) (non-GAAP)	$260,946	$253,593
Net interest income (FTE) (annualized)	$348,884	$338,741
Average interest-earning assets	$9,004,647	$8,827,118
Net interest margin - (FTE) (non-GAAP)	3.87%	3.84%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2025	2025	2024
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,475,466	$1,445,493	$1,375,754
Less: goodwill and other intangible assets, net of deferred tax liability	(375,359)	(375,522)	(375,931)
Tangible common equity (non-GAAP)	$1,100,107	$1,069,971	$999,823

Total assets	$9,817,483	$9,810,069	$9,583,947
Less: goodwill and other intangible assets, net of deferred tax liability	(375,359)	(375,522)	(375,931)
Tangible assets (non-GAAP)	$9,442,124	$9,434,547	$9,208,016
Tangible common equity to tangible assets (non-GAAP)	11.65%	11.34%	10.86%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(10) Net Interest Margin (FTE) (non-GAAP)
Interest income and dividend income	$131,623	$128,906	$131,474
Less: interest expense	(42,382)	(42,334)	(46,997)
Net interest income per consolidated statements of net income	89,241	86,572	84,477
Plus: taxable equivalent adjustment	602	590	671
Net interest income (FTE) (non-GAAP)	$89,843	$87,162	$85,148
Net interest income (FTE) (annualized)	$356,442	$349,606	$338,741
Average interest-earning assets	$9,100,239	$9,012,011	$8,875,757
Net interest margin (FTE) (non-GAAP)	3.93%	3.88%	3.82%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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